Exhibit 99.1

Ouster Announces Operating Results for Second Quarter 2025

Company exceeds guidance, ships record number of sensors, and delivers tenth straight quarter of revenue growth

SAN FRANCISCO, CA – [August 7, 2025 at 4:10 PM ET] – Ouster, Inc. (Nasdaq: OUST) (“Ouster” or the “Company”), a global leader in high-performance lidar sensors and intelligent software solutions that bring Physical AI to life across the automotive, industrial, robotics and smart infrastructure sectors, announced today financial results for the three months ended June 30, 2025.

Second Quarter 2025 Highlights:

•	$35 million in revenue, up 30% year over year and 7% sequentially;

•	GAAP gross margin of 45%, up 1100bps year over year and 400bps sequentially;

•	Net loss of $21 million, an improvement of $3 million year over year and $1 million sequentially;

•	Non-GAAP gross margin[1] of 52%, up 1200bps year over year and 500bps sequentially;

•	Adjusted EBITDA[1] loss of $6 million, an improvement of $5 million year over year and $2 million sequentially;

•	Cash, cash equivalents, restricted cash, and short-term investments of $229 million as of June 30, 2025.

“Ouster achieved strong second quarter results above the high end of guidance and shipped a record 5,500 sensors, bringing Physical AI to life across logistics, industrial, and smart infrastructure sites around the world,” said Ouster CEO Angus Pacala. “We continue to make progress against each of our top priorities: advancing the development of our product portfolio, scaling our software-attached business, and executing towards profitability. We are well positioned for continued growth as we see customers successfully moving from prototype testing and into commercial production. Our story is just getting started, and we have the team, customers, and strategy to be a leader in Physical AI.”

Revenue

Ouster delivered quarterly revenue of $35 million, an increase of 30% year over year and 7% sequentially. Demand was primarily driven by customers in the industrial and automotive verticals for use cases in warehouse automation, yard logistics, and robotaxis. The Company shipped over 5,500 sensors for revenue, a new quarterly record. The Company continues to work closely with customers to mitigate any disruptions resulting from the unpredictable geopolitical and macroeconomic environment.

Gross Margin

GAAP gross margin of 45%, an increase of 1100 basis points compared to 34% in the second quarter of 2024 and 400 basis points compared to 41% in the first quarter of 2025. Gross margin benefitted from higher revenues, product mix, and a favorable employment tax refund. Non-GAAP gross margin increased to 52%, an improvement of approximately 1200 basis points year over year and 500 basis points sequentially. Non-GAAP gross margin excludes the impact of stock-based compensation expenses and certain other items outside of ordinary operations.

[1]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

Third Quarter 2025 Outlook

For the third quarter of 2025, Ouster expects to achieve $35 million to $38 million in revenue.

Upcoming Investor Events

Ouster management will participate in the following upcoming investor events:

•	Oppenheimer 28th Annual Technology, Internet & Communications Conference – August 12, 2025 (Virtual)

•	J.P. Morgan 2025 Auto Conference – August 13, 2025 (New York City)

•	Rosenblatt 5th Annual Technology Summit – August 18, 2025 (Virtual)

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, August 7, 2025 to discuss its financial results and business outlook.

Interested parties may listen to a live webcast of the conference call. Registration for the webcast can be completed by visiting the following website: https://edge.media-server.com/mmc/p/uy3vijgo/. The webcast will be available for replay for at least 30 days after the conference call on Ouster’s investor website at https://investors.ouster.com/.

About Ouster

Ouster (Nasdaq: OUST) is a global leader in high-performance lidar sensors and intelligent software solutions that bring Physical AI to life across the automotive, industrial, robotics, and smart infrastructure sectors. Ouster’s technology delivers performance, reliability, and affordability to accelerate the adoption of autonomous systems at scale and drive meaningful improvements in safety, efficiency and sustainability. Ouster is headquartered in San Francisco, CA, with offices in the Americas, Europe, and Asia-Pacific. For more information about our products, visit www.ouster.com, contact our sales team, or connect with us on X or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding our future financial results and financial condition, our strategy, our market positioning, demand for our products, progress against our priorities, and future investor conference attendance, are forward-looking statements, all constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to

Ouster’s limited operating history and history of losses; the substantial research and development costs needed to develop and commercialize new products; Ouster’s limited sales history and the ability to maintain confidence in the Company’s long-term business prospect among customers in target markets; fluctuations in its operating results; its ability to maintain competitive average selling prices, high sales volumes and reduce product costs; competition in Ouster’s industry; the negotiating power and product standards of its customers; the adoption of its products and the growth of the lidar market generally; product quality and liability risks; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; market acceptance of lidar and Ouster’s forecasts for market growth; Ouster’s ability to manage growth, including growing the sales and marketing organization; risks related to international operations, including international manufacturing; cancellation or postponement of contracts or unsuccessful implementations; the Company’s ability to manage its inventory; credit risk of customers; Ouster’s ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; supply chain constraints and challenges; conditions in the industries the Company targets or the global economy; Ouster’s ability to recruit and retain key personnel; its ability to complete or achieve the anticipated benefits of new acquisitions or investments; changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on Ouster’s business, financial condition and results of operations; risks related to the use of AI tools by us and others; Ouster’s ability to adequately protect and enforce its intellectual property rights; legal and regulatory risks; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, once filed, and as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Profit, Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expense. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Adjusted EBITDA is calculated as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for (benefit from) income taxes, certain excess and obsolete expenses and loss on firm purchase commitments, amortization of acquired intangibles, depreciation expense, certain litigation expenses and gain on lease termination. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Adjusted EBITDA is also used by the Board and management as a performance metric for compensation purposes. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$76,120	$45,542
Restricted cash, current	732	722
Short-term investments	150,385	126,480
Accounts receivable, net	15,383	17,941
Inventory	13,903	16,417
Prepaid expenses and other current assets	16,666	12,750

Total current assets	273,189	219,852
Property and equipment, net	10,856	10,164
Operating lease right-of-use assets	12,541	14,308
Unbilled receivable, non-current portion	6,083	10,133
Intangible assets, net	15,583	17,830
Restricted cash, non-current	1,835	1,835
Other non-current assets	1,753	2,026

Total assets	$321,840	$276,148

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,840	$6,288
Accrued and other current liabilities	36,342	30,591
Contract liabilities, current	29,464	34,351
Operating lease liability, current portion	7,438	7,196

Total current liabilities	86,084	78,426
Operating lease liability, non-current portion	10,216	13,054
Contract liabilities, non-current portion	3,588	2,538
Other non-current liabilities	919	1,219

Total liabilities	100,807	95,237

Commitments and contingencies
Stockholders’ equity:
Common stock	47	47
Additional paid-in capital	1,177,232	1,094,938
Accumulated deficit	(955,700)	(913,071)
Accumulated other comprehensive (loss) income	(546)	(1,003)

Total stockholders’ equity	221,033	180,911

Total liabilities and stockholders’ equity	$321,840	$276,148

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2025	2024	2025	2025	2024
Revenue	$35,049	$26,990	$32,632	$67,681	$52,934
Cost of product	19,207	17,892	19,149	38,356	36,411

Gross profit	15,842	9,098	13,483	29,325	16,523
Operating expenses:
Research and development	17,147	14,432	14,985	32,132	28,238
Sales and marketing	6,978	6,750	6,423	13,401	13,610
General and administrative	18,539	13,166	15,905	34,444	25,746

Total operating expenses	42,664	34,348	37,313	79,977	67,594

Loss from operations	(26,822)	(25,250)	(23,830)	(50,652)	(51,071)
Other income (expense):
Interest income	2,620	2,251	1,705	4,325	4,902
Interest expense	—	(740)	—	—	(1,481)
Other income, net	(26)	(7)	303	277	186

Total other income, net	2,594	1,504	2,008	4,602	3,607

Loss before income taxes	(24,228)	(23,746)	(21,822)	(46,050)	(47,464)
Provision for (benefit from) income taxes	(3,616)	123	195	(3,421)	254

Net loss	$(20,612)	$(23,869)	$(22,017)	$(42,629)	$(47,718)

Other comprehensive income (loss)
Changes in unrealized gain (loss) on available-for-sale securities	(70)	$(45)	$46	$(24)	(504)
Foreign currency translation adjustments	401	$(293)	80	481	(465)

Total comprehensive loss	$(20,281)	$(24,207)	$(21,891)	$(42,172)	$(48,687)

Net loss per common share, basic and diluted	$(0.38)	$(0.53)	$(0.42)	$(0.80)	$(1.08)

Weighted-average shares used to compute basic and diluted net loss per share	54,466,143	44,737,769	52,488,199	53,482,635	44,077,383

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(42,629)	$(47,718)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,654	5,397
Loss on write-off and disposal of property and equipment and right-of-use asset impairment	85	100
Gain on lease termination	(65)	—
Stock-based compensation	21,724	20,099
Reduction of revenue related to stock warrant issued to customer	1,021	488
Amortization of right-of-use asset	2,509	2,391
Accretion or amortization on short-term investments	(1,488)	(2,933)
Change in fair value of warrant liabilities	229	27
Inventory write down	465	742
Provision (recovery) of doubtful accounts	137	(241)
Realized gain on available for sale securities	(4)	(275)
Changes in operating assets and liabilities:
Accounts receivable	6,471	3,915
Inventory	2,049	3,037
Prepaid expenses and other assets	(3,640)	101
Accounts payable	6,425	958
Accrued and other liabilities	3,978	(9,830)
Contract liabilities	(3,836)	(553)
Operating lease liability	(3,273)	(3,071)

Net cash used in operating activities	(6,188)	(27,366)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	—	502
Purchases of property and equipment	(1,441)	(1,741)
Purchase of short-term investments	(79,686)	(49,720)
Proceeds from sales of short-term investments	57,250	60,028

Net cash (used in) provided by investing activities	(23,877)	9,069

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ESPP purchase	980	781
Proceeds from exercise of stock options	48	151
Payments received (remitted) to fund employees tax obligation for vested RSUs	357	—
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	58,798	19,498
At-the-market offering costs for the issuance of common stock	(10)	(95)

Net cash provided by financing activities	60,173	20,335

Effect of exchange rates on cash and cash equivalents	480	(467)

Net increase in cash, cash equivalents and restricted cash	30,588	1,571
Cash, cash equivalents and restricted cash at beginning of period	48,099	52,634

Cash, cash equivalents and restricted cash at end of period	$78,687	$54,205

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024
GAAP net loss	$(20,612)	$(23,869)	$(22,017)	$(23,849)	$(42,629)	$(47,718)
Interest income, net	(2,620)	(1,511)	(1,705)	(1,910)	(4,325)	(3,421)
Other income, net	26	7	(303)	(193)	(277)	(186)
Stock-based compensation expense(1)	13,226	10,695	8,498	9,404	21,724	20,099
Provision for (benefit from) income taxes	(3,616)	123	195	131	(3,421)	254
Excess and obsolete expenses (recovery) and loss on firm purchase commitments	—	—	—	572	—	572
Amortization of acquired intangibles(2)	1,127	1,661	1,120	1,754	2,247	3,415
Depreciation expense(2)	732	839	675	1,053	1,407	1,892
Litigation expenses(3)	6,234	1,636	5,793	1,296	12,027	2,932
Gain on lease termination	—	—	(65)	—	(65)	—
Other items	—	(114)	—	—	—	(114)

Adjusted EBITDA	$(5,503)	$(10,533)	$(7,809)	$(11,742)	$(13,312)	$(22,275)

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Cost of revenue	1,799	1,210	$1,137	$913	$2,935	$2,123
Research and development	6,303	4,650	4,305	4,188	10,608	8,838
Sales and marketing	1,733	1,492	1,106	1,400	2,839	2,892
General and administrative	3,391	3,343	1,950	2,903	5,342	6,246

Total stock-based compensation	$13,226	$10,695	$8,498	$9,404	$21,724	$20,099

(2) Includes depreciation and amortization expense as follows:

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Cost of revenue	$942	$999	$924	$1,100	$1,866	$2,099
Research and development	678	670	642	712	1,320	1,382
Sales and marketing	174	249	172	248	346	497
General and administrative	65	582	57	747	122	1,329

Total depreciation and amortization expense	$1,859	$2,500	$1,795	$2,807	$3,654	$5,307

(3)  Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding litigation cases offset by the estimated amounts recoverable and recovered under insurance, indemnity and contribution agreements for such costs.

	Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Gross profit on GAAP basis	$15,842	$9,098	$13,483	$7,425	$29,325	$16,523
Stock-based compensation	1,799	1,210	1,137	913	2,935	2,123
Amortization of acquired intangible assets	461	371	457	464	918	835
Excess and obsolete expenses (recovery) and loss on firm purchase commitments	—	—	—	572	—	572

Gross profit on non-GAAP basis	$18,102	$10,679	$15,077	$9,374	$33,178	$20,053

Gross margin on GAAP basis	45%	34%	41%	29%	43%	31%
Gross margin on non-GAAP basis	52%	40%	46%	36%	49%	38%

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